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                                                                   EXHIBIT 23(A)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report relating to the Marine Shuttle Operations Inc. (formerly Geoteck International, Inc.) dated October 13, 1998, in the Registration Statement on Form S-1, Amendment No. 3, and related Prospectus of Marine Shuttle Operations Inc. (formerly Geoteck International, Inc.)

/s/ Deloitte & Touche
Chartered Accountants
Vancouver, British Columbia, Canada
December 16, 1998